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CONTACT:
Kelly O'Brien                                             Lois Liebowitz
Intermarket                                               IPC Acquisition Corp.
+1 212 754 5467                                           +1 212 858 7918
Kelly@intermarket.com                                     Lois.Liebowitz@ipc.com


            IPC ACQUISITION CORP. ANNOUNCES AN EXTENSION OF ITS CASH TENDER OFFER FOR ITS 11.50% SENIOR SUBORDINATED NOTES DUE 2009


NEW YORK, JULY 27, 2005 - IPC Acquisition Corp. today announced that it has extended the Expiration Time of its previously announced cash tender offer relating to its outstanding 11.50% Senior Subordinated Notes due 2009 from 10:00 a.m., New York City time, on Monday, August 1, 2005, to 10:00 a.m. New York City time, on Friday, August 5, 2005, unless further extended or earlier terminated by IPC. Subject to the terms and conditions of the Offer, payment for any Notes tendered will be made promptly after the Expiration Time. The Offer and Consent Solicitation were commenced pursuant to IPC's Offer to Purchase and Consent Solicitation Statement dated June 17, 2005.

Except for the extension described above, all other terms and conditions of the Offer remain unchanged. As of July 26, 2005, holders of $144,525,000 in aggregate principal amount of the Notes, which represents 96.35% of the $150,000,000 outstanding principal amount of the Notes, have tendered their outstanding Notes and delivered related consents pursuant to the Offer and Consent Solicitation. Under the terms of the Offer and Consent Solicitation, tendered Notes and delivered consents may no longer be withdrawn or revoked, except under limited circumstances. Accordingly, IPC has received the requisite consents from registered holders of these Notes to amend the related indenture. The closing of the Offer is conditioned on, among other things, the Company entering into a new Senior Credit Facility, which would be used to fund the purchase of the Notes.

Information regarding the pricing, tender and delivery procedures and conditions of the Offer and Consent Solicitation is contained in the Offer to Purchase and related documents. Copies of these documents can be obtained by contacting Global Bondholders Services Corporation, the information agent for the Offer and Consent Solicitation at (866) 924-2200. Goldman, Sachs & Co. is the exclusive dealer manager and solicitation agent for the Offer and Consent Solicitation. Additional information concerning the terms and conditions of the tender offer and consent solicitation may be obtained by contacting Goldman, Sachs & Co., toll-free at (800) 828-3182 or collect at (212) 357-7867.


NOTES TO EDITORS

ABOUT IPC
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IPC is a leading provider of mission-critical communications solutions to global enterprises. With more than 30 years of expertise, IPC provides its systems and services to the world's largest financial services firms, as well as to public safety; government; power, energy and utility; and transportation organizations. IPC offers its customers a suite of products and enhanced services that includes advanced Voice over IP technology, and integrated network and management services to 40 countries. Based in New York, IPC has over 800 employees throughout the Americas, Europe and the Asia Pacific regions. For more information visit WWW.IPC.COM.


STATEMENTS MADE IN THIS NEWS RELEASE THAT STATE IPC'S OR ITS MANAGEMENT'S INTENTIONS, BELIEFS, EXPECTATIONS, OR PREDICTIONS FOR THE FUTURE CONSTITUTE "FORWARD LOOKING STATEMENTS" AS DEFINED BY FEDERAL SECURITIES LAWS, WHICH INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. MANY RISKS AND UNCERTAINTIES ARE INHERENT IN THE TELECOMMUNICATIONS EQUIPMENT INDUSTRY. OTHERS ARE MORE SPECIFIC TO OUR OPERATIONS. THE OCCURRENCE OF THE EVENTS DESCRIBED AND THE ACHIEVEMENT OF THE EXPECTED RESULTS DEPEND ON MANY FACTORS, SOME OR ALL OF WHICH ARE NOT PREDICTABLE OR WITHIN OUR CONTROL. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM RESULTS DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENT TO DIFFER MATERIALLY FROM THOSE DESCRIBED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, ARE RISKS ASSOCIATED WITH CONCENTRATION OF OUR CUSTOMERS IN THE FINANCIAL SERVICES INDUSTRY, OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY, OUR EXPANSION INTO COMMAND AND CONTROL COMMUNICATIONS PRODUCTS AND SERVICES, SUBSTANTIAL INDEBTEDNESS, LEVERAGE AND DEBT SERVICE, RISKS RELATING TO THE PERFORMANCE OF OUR BUSINESS AND FUTURE OPERATING RESULTS, RISKS OF COMPETITION IN OUR EXISTING AND FUTURE MARKETS, LOSS OR RETIREMENT OF KEY EXECUTIVES, LABOR DISPUTES, RISKS RELATED TO THE NOTES AND TO HIGH YIELD SECURITIES GENERALLY, GENERAL BUSINESS AND ECONOMIC CONDITIONS, MARKET ACCEPTANCE ISSUES, INCLUDING POTENTIAL TECHNOLOGY CHANGES AND THE RISKS INHERENT IN NEW PRODUCT AND SERVICE INTRODUCTIONS AND THE ENTRY INTO NEW GEOGRAPHIC MARKETS, AS WELL AS THOSE RISK FACTORS DESCRIBED IN OUR FILINGS WITH THE SEC.

(C)2005 IPC ACQUISITION CORP. ALL RIGHTS RESERVED. IPC, IQMX, AND ICMX ARE TRADEMARKS OF IPC. ALL OTHER TRADEMARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.
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